Exhibit 13.1

Certification by Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Midatech Pharma PLC (the “Company”) for the year ended December 31, 2015, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned James N. Phillips, as Chief Executive Officer of the Company, and Nicholas Robbins-Cherry, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2016	/s/ James N. Phillips
James N. Phillips
Chief Executive Officer

/s/ Nicholas Robbins-Cherry
Nicholas Robbins-Cherry
Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO MIDATECH PHARMA PLC AND WILL BE RETAINED BY MIDATECH PHARMA PLC AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.